Report of Independent Registered Public Accounting Firm


To the Shareholders and Trustees of
Vanguard Variable Insurance Fund Money Market Portfolio, Vanguard Variable Insurance Fund Total Bond Market Index Portfolio,
Vanguard Variable Insurance Fund High Yield Bond Portfolio, Vanguard Variable Insurance Fund Balanced Portfolio,
Vanguard Variable Insurance Fund Equity Income Portfolio, Vanguard Variable Insurance Fund Equity Index Portfolio, Vanguard Variable Insurance Fund Growth Portfolio,
Vanguard Variable Insurance Fund Small Company Growth
Portfolio,
Vanguard Variable Insurance Fund International Portfolio, Vanguard Variable Insurance Fund REIT Index Portfolio, Vanguard Variable Insurance Fund Mid-Cap Index Portfolio, Vanguard Variable Insurance Fund Diversified Value Portfolio, Vanguard Variable Insurance Fund Short-Term Investment
Grade Portfolio,
Vanguard Variable Insurance Fund Capital Growth Portfolio, Vanguard Variable Insurance Fund Total Stock Market Index Portfolio

In planning and performing our audits of the financial statements of Vanguard Variable Insurance Fund Money Market Portfolio,
Vanguard Variable Insurance Fund Total Bond Market Index
Portfolio, Vanguard Variable Insurance Fund High Yield Bond Portfolio, Vanguard Variable Insurance Fund Balanced Portfolio, Vanguard Variable Insurance Fund Equity Income Portfolio,
Vanguard Variable Insurance Fund Equity Index Portfolio,
Vanguard Variable Insurance Fund Growth Portfolio, Vanguard
Variable Insurance Fund Small Company Growth Portfolio,
Vanguard Variable Insurance Fund International Portfolio,
Vanguard Variable Insurance Fund REIT Index Portfolio,
Vanguard Variable Insurance Fund Mid-Cap Index Portfolio,
Vanguard Variable Insurance Fund Diversified Value Portfolio, Vanguard Variable Insurance Fund Short-Term Investment
Grade Portfolio, Vanguard Variable Insurance Fund Capital
Growth Portfolio, and Vanguard Variable Insurance Fund Total
Stock Market Index Portfolio (comprising Vanguard Variable
Insurance Funds, the ?Companies?) as of and for the year ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Companies? internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Companies? internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Companies is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company?s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company?s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.







Our consideration of the Companies? internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States).  However, we noted no


deficiencies in the Companies? internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2006.

This report is intended solely for the information and use of management and the Board of Directors of the Companies and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





February 9, 2007

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